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                                                                   Exhibit 10.23


                              EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT is entered into as of September 1, 2000 by and between Specialty Laboratories, Inc., a California Company (the "Company"), and Paul F. Beyer ("Executive"), and is effective upon approval of the Compensation Committee of The Board of Directors.

                  1.       DUTIES AND RESPONSIBILITIES.

                  A. Executive shall serve as the Company's President and Chief Operating Officer or such other title or position as may be designated from time to time by the Company's Chief Executive Officer. Executive shall report to and perform the duties and responsibilities assigned to him by the Company's Chief Executive Officer, or such other person as may be designated by the Company's Board Of Directors.

                  B. Executive agrees to devote his full time and attention to the Company, to use his best efforts to advance the business and welfare of the Company, to render his services under this Agreement fully, faithfully, diligently, competently and to the best of his ability, and not to engage in any other employment activities.

                  C. Executive shall be based at the Company's office located in Santa Monica, California, but Executive shall be required to travel to other geographic locations in connection with the performance of his Executive duties.

                  2.       PERIOD OF EMPLOYMENT.

                  A. Executive's employment with the Company shall be governed by the provisions of this Agreement for the period commencing September1, 2000 and continuing until this Agreement terminates pursuant to written notification by either the Company or Executive, which notification may occur at any time for any reason. The period during which the Executive provides services to the Company pursuant to this Agreement shall be referenced in this Agreement as the "Employment Period."

                  B. During the first five (5) years of this Agreement, if Executive is terminated other than for Cause or if he resigns for Good Reason, he shall be entitled to the payments and other benefits, set forth in Paragraph 7 of this Agreement.

                  3.       CASH COMPENSATION.

                  A. Executive's initial Base Salary shall be Two Hundred Eighty Six Thousand Dollars ($286,000) per year payable in accordance with the Company's standard payroll schedule. Executive's compensation shall be subject to periodic review by the Company, and may be increased or decreased in the Company's discretion.

                  B. For each fiscal year during the Employment Period, Executive shall be eligible for an incentive bonus in the Company's sole discretion. For each full fiscal year of employment, Executive shall be eligible for an incentive bonus of up to eighty (80%) of his


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annual base salary and his performance objectives shall be set such that 100%
completion of his objectives shall entitle him to at least seventy-five percent (75%) of the bonus (or sixty percent (60%) of his annual base salary) ("the Target Bonus"). During the first year of employment, Executive shall be eligible for a pro rata portion of the incentive bonus. The bonus amount will be based on the following factors: (1) the financial performance of the Company as determined and measured by the Company's Board of Directors, and (2) Executive's achievement of management targets and goals as set by the Company. The bonus amount is intended to reward contribution to the Company's performance over an entire fiscal year, and on the basis of continuing, cumulative contribution, and consequently will be paid only if Executive is employed and in good standing at the time of bonus payments, which generally occurs within 45 days after the close of the Company's fiscal year. Bonus determinations will be made in the Company's sole discretion.

                  C. The Company shall deduct and withhold from the compensation payable to Executive hereunder any and all applicable Federal, State and Local income and employment withholding taxes and any other amounts required or authorized by Executive to be deducted or withheld by the Company under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees.

                  4.       EQUITY PARTICIPATION.

                  Separate from this Agreement and pursuant and subject to the terms and conditions of the Company's Stock Option Plan and Stock Option Agreement, Executive has been granted options to purchase Two Hundred Forty One Thousand Six Hundred Fifty Five (241,655) shares of the Company's common stock, which options are fully vested. Any further options will be made pursuant and subject to the terms and conditions of the Company's stock option plan and stock option agreement.

                  5.       EXPENSE REIMBURSEMENT.

                  In addition to the compensation specified in Paragraph 3, Executive shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Company for reasonable business expenses incurred by Executive in the performance of his duties hereunder, provided Executive furnishes the Company with vouchers, receipts and other details of such expenses in the form required by the Company sufficient to substantiate a deduction for such business expenses under all applicable rules and regulations of Federal and State taxing authorities.

                  6.       FRINGE BENEFITS.

                  A. Executive shall, throughout the Employment Period, be eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other Executive perquisites which are made available to the Company's Executives and for which Executive qualifies. Please refer to the Company's Employee Handbook and Summary Plan Descriptions for further information concerning these benefits. Additionally, upon submission of appropriate documentation,


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Executive shall be entitled to be reimbursed for supplemental insurance products including life insurance at a cost of up to an additional Fifteen Thousand Dollars ($15,000) per year.

                  B. Executive shall earn vacation time during the Employment Period at the rate of four weeks per year. Vacation shall accrue and be taken pursuant to the Company's vacation benefit policy set forth in the Company's Employee Handbook.

                  C. Company will provide a leased vehicle with operating expenses, whose payments will not exceed $800 per month.

                  7.       SEVERANCE PAY FOR EXERCISE OF THE AT-WILL CLAUSE.

                  Notwithstanding any of the provisions of this Agreement, Executive's employment with the Company is at will, which means that it is not for a specific term and may be terminated by either the Company or Executive at any time, for any reason without advance notice. Similarly the Company may change the terms and conditions of Executive's employment at any time, for any reason, without advance notice.

                  Should the Company terminate Executive's employment for Cause, as defined below, or should Executive voluntarily resign other than for Good Reason, the Company shall have no obligation to Executive under this Agreement other than for accrued but unpaid salary and vacation as of the date of termination. Should the Company terminate Executive's employment other than for Cause during the first five years of this Agreement, or should Executive resign for Good Reason, the Company shall have no further obligation under this Agreement, except that the Company will continue to pay Executive's base salary for a two year period, (less, if applicable, any long-term disability payments) and the Target Bonus for a one year period following termination of Executive's employment on the normal payroll dates.

                  8.       GOOD REASON.

                  For Purposes of this agreement, "Good Reason" shall mean:

                  A. A material reduction in the duties, responsibilities, status, reporting responsibilities, title, or offices that Executive had with the Company immediately before the reduction.

                  B. A reduction by more than 10% of the total annual cash compensation (defined as Base Salary and Target Bonus) that Executive was eligible to receive from the Company and its affiliates immediately before the reduction, except a reduction that is part of, and consistent with, an across-the-board reduction in the salaries of senior officers of the Company.

                  C. A change in control in which the Executive is not offered a similar portion at no less than ninety percent (90%) of Executive's last total compensation (defined as Base Salary plus Target Bonus of sixty percent (60%).


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                  D.       The failure of any successor to the Company by
merger, consolidation or acquisition of all or substantially all of the business of the Company to assume the Company's obligations under this Agreement.

                  E. A material breach by the Company of its obligations under this Agreement.

                  9.       CAUSE.

                  For purposes of this Agreement, "Cause" shall mean a reasonable belief by the Board of Directors that Executive has engaged in any one of the following: (i) financial dishonesty, including, without limitation, misappropriation of funds or property, or any attempt by Executive to secure any personal profit related to the business or business opportunities of the Company without the informed, written approval of the Company's Board of Directors; (ii) refusal to comply with reasonable directives of the Company's Chief Executive Officer or Board of Directors;
(iii) negligence or reckless or willful misconduct in the performance of Executive's duties; (iv) failure to perform, or continuing neglect in the performance of, duties assigned to Executive; (v) misconduct which has a materially adverse effect upon the Company's business or reputation; (vi) the conviction of, or plea of nolo contendre to, any felony or a misdemeanor involving moral turpitude or fraud; (vii) the material breach of any provision of this Agreement; (viii) violation of Company policies including, without limitation, the Company's policies on equal employment opportunity and prohibition of unlawful harassment; (ix) death of the Executive; or (x) a disability which continues for a period in excess of 365 days. A termination as a result of a Change in Control shall not constitute cause.

                  10.      CHANGE IN CONTROL.

                  For purposes of this Agreement "Change In Control" shall mean any of the following transactions effecting a change in ownership or control of the Company:

                                    (i) a merger, consolidation or
         reorganization approved by the Company's stockholders, UNLESS securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor Company are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction, or

                                   (ii) any stockholder-approved transfer or
         other disposition of all or substantially all of the Company's assets, or

                                  (iii) the acquisition, directly or
         indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders.


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                  In no event, however, shall a Change in Control be deemed to occur in connection with any public offering of the Common Stock.

                  11.      RESTRICTIVE COVENANTS.

                  During the Employment Period:

                                    (i) Executive shall devote Executive's full
         time and energy solely and exclusively to the performance of Executive's duties described herein, except during periods of illness or vacation periods.

                                   (ii) Executive shall not directly or
         indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Board in writing.

                                  (iii) Executive shall not render any
         services of any kind or character for Executive's own account or for any other person, firm or entity without first obtaining the Company's written consent.

Executive, however, shall have the right to perform such incidental services as are necessary in connection with (a) Executive's private passive investments, but only if Executive is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by him, or (b) Executive's charitable or community activities, or participation in trade or professional organizations, but only if such incidental services do not interfere with the performance of Executive's services to the Company.

                  12.      NON-COMPETITION DURING THE EMPLOYMENT PERIOD.

                  Executive acknowledges and agrees that given the extent and nature of the confidential and proprietary information he will obtain during the course of his employment with the Company, it would be inevitable that such confidential information would be disclosed or utilized by the Executive should he obtain employment from, or otherwise become associated with, an entity or person that is engaged in a business or enterprise that directly competes with the Company. Consequently, during any period for which Executive is receiving payments from the Company, either as wages or as a severance benefit, including but not limited to severance pay pursuant to paragraph 7, Executive shall not, without prior written consent of the Company's Board of Directors, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with or similar to that of the Company; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any Company or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Company's business.

                  13.      NON-SOLICITATION.

                  During the Employment Period and for one (1) year following termination of Executive's employment, Executive shall not encourage or solicit any of the Company's


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employees to leave the Company's employ for any reason or interfere in any other manner with employment relationships at the time existing between the Company and its employees. In addition, Executive shall not solicit, directly or indirectly, business from any client of the Company, induce any of the Company's clients to terminate their existing business relationship with the Company or interfere in any other manner with any existing business relationship between the Company and any client or other third party.

                  Executive acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of his breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to the termination of this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Executive from continuing such breach.

                  14.      PROPRIETARY INFORMATION.

                  As a condition precedent to Executive's employment with the Company, Executive will execute the Company's standard Confidential Information and Assignment of Inventions Agreement attached hereto as Exhibit A. Executive's obligations pursuant to the Confidential Information and Assignment of Inventions Agreement will survive termination of Executive's employment with the Company.

                  15.      SUCCESSORS AND ASSIGNS.

                  This Agreement is personal in its nature and the Executive shall not assign or transfer his rights under this Agreement. The provisions of this Agreement shall inure to the benefit of, and be binding on each successor of the Company whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of Executive.

                  16.      NOTICES.

                  Any notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

         To the Company:

                  Human Resources Department
                  Specialty Laboratories, Inc.
                  2211 Michigan Avenue
                  Santa Monica, California 90404-3900


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         To Executive:

                  Paul F. Beyer
                  Current address as noted in
                  personnel file at Company

Any party may change its address for the purpose of receiving notices, demands and other communications by providing written notice to the other party in the manner described in this paragraph.

                  17.      GOVERNING DOCUMENTS.

                  This Agreement along with the documents expressly referenced in this Agreement constitute the entire agreement and understanding of the Company and Executive with respect to the terms and conditions of Executive's employment with the Company and the payment of severance benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Executive and the Company relating to such subject matter. This Agreement may only be amended by written instrument signed by Executive and an authorized officer of the Company. Any and all prior agreements, understandings or representations relating to the Executive's employment with the Company are terminated and cancelled in their entirety and are of no further force or effect.

                  18.      GOVERNING LAW.

                  The provisions of this Agreement will be construed and interpreted under the laws of the State of California. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole. Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

                  19.      REMEDIES.

                  All rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.


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                  20.      ARBITRATION.

                  Executive and the Company shall separately execute an Arbitration Agreement in the form attached hereto as Exhibit B which, among other things shall provide for arbitration of all claims which arise out of Executive's employment under the terms of this Agreement. This Arbitration Agreement will survive the termination of Executive's employment with the company.

                  21.      NO WAIVER.

                  The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any later breach of that provision.

                  22.      COUNTERPARTS.

                  This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                                         Specialty Laboratories, Inc.



                                         --------------------------------
                                         By:  James B. Peter M.D., Ph.D.
                                         Title: Chairman and CEO



                                         --------------------------------
                                         Paul F. Beyer


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